Exhibit 99.1
August 26, 2024

ALTISOURCE ASSET MANAGEMENT CORPORATION ANNOUNCES INTENTION TO VOLUNTARILY DELIST AND DEREGISTER ITS COMMON STOCK

CHRISTIANSTED, U.S. Virgin Islands--(BUSINESS WIRE)—August 26, 2024. Altisource Asset Management Corporation (NYSE American: AAMC ) (the “Company” or “AAMC”) today announced its intention to voluntarily delist from the NYSE American LLC (“NYSE American”) and to deregister its common stock, $0.01 par value per share (the “Common Stock”) under Section 12(b) and Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and suspend its reporting obligations under Section 15(d) of the Exchange Act.

As previously disclosed, the Company received a notification letter from the NYSE American advising that the Company is not in compliance with the NYSE American continued listing standards set forth in Sections 1003(a)(ii) and (iii) of the NYSE American Company Guide given the reported stockholders’ equity as of March 31, 2024, and losses from continuing operations and/or net losses in the Company’s five most recent fiscal years ended December 31, 2023. In response, the Company submitted a plan of compliance. However, there can be no assurance that such plan of compliance will be successful or that the Company would be able to maintain its listing in the future.

Subsequent to submitting the compliance plan, the Company evaluated its option to voluntarily delist and deregister its Common Stock and determined that delisting and deregistering is the best path for the Company due to expected cost savings and the Company’s current inability to realize the traditional benefits of public company status. The low trading value, and the resulting low trading volume, limit our securities’ liquidity and affects the Company’s ability to raise capital from the public markets, effectively use its securities as transaction consideration, attract interest from institutional investors or market analysts or otherwise realize the traditional benefits of being a publicly traded company. Despite the lack of these benefits, the Company incurs all of the significant annual expenses and indirect costs associated with being a public company. The Company believes the reduction in time spent by its management and employees complying with the requirements applicable to SEC reporting companies will enable them to focus more on managing the Company’s businesses.

On August 26, 2024, the Company notified the NYSE American of its intention to voluntarily delist its Common Stock. The Company intends to file with the Securities and Exchange Commission (the “SEC”) a Form 25 on or about September 6, 2024 to effect the delisting from the NYSE American and the deregistration of the Company’s Common Stock under Section 12(b) of the Exchange Act. As a result, the Company expects that listing and trading of its Common Stock on the NYSE American will end at market close on or about September 16, 2024.

Following the effectiveness of the Form 25, and after the Company has made all necessary SEC filings and is otherwise able to do so, the Company intends to file with the SEC a Form 15 to deregister the Company’s common stock under Section 12(g) of the Exchange Act and suspend its reporting obligations under Section 15(d) of the Exchange Act.

As a result of the filing of the Form 15, the Company’s obligation to file certain Exchange Act reports and forms with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and

Exhibit 99.1
Current Reports on Form 8-K, will be suspended. Other filing requirements will terminate upon the effectiveness of the deregistration. The Company expects that the deregistration of its Common Stock will become effective no later than 90 days after the filing of the Form 15 with the SEC.

About AAMC
AAMC is a private credit provider that originates alternative assets to provide liquidity and capital to under-served markets. AAMC works to employ capital light operating strategies that have historically been implemented across a variety of industry sectors. The Company currently also focuses on the development and licensing of a control system which increases the efficiency of electric vehicles. The Company acquired a non-exclusive license for a set of patents for a control system which seeks to optimize the efficiency of electric vehicles. Additional information is available at www.altisourceamc.com.

Forward-looking Statements
This press release and the attachments thereto contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “targets,” “predicts,” or “potential,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The forward-looking statements contained in this release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual business, operations, results or financial condition to differ significantly from those expressed in any forward-looking statement.

Forward-looking statements include statements, other than statements of historical fact, regarding, among other things, the Company’s plans and its ability to successfully delist from the NYSE American and to deregister its Common Stock. These forward-looking statements involve substantial risks and uncertainties. Various important factors could cause actual results or events to differ materially from those that may be expressed or implied by our forward-looking statements, including, but not limited to, the timing and effectiveness of the Company’s delisting and deregistration of the Common Stock and the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

While forward-looking statements reflect our good faith beliefs, assumptions, and expectations, they are not guarantees of future performance. Such forward-looking statements speak only as of their respective dates, and we assume no obligation to update them to reflect changes in underlying assumptions, new information or otherwise, except as required by law.

Media contact:

Charles Frischer
T: +1-813-474-9047
E: charles.frischer@altisourceamc.com
Source: Altisource Asset Management Corporation